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                                                                    Exhibit 23.1



              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan for Non-Employee Directors and Advisors of ConnectInc.com, Co., and Certain Stock Options Granted
Outside of Any Plan of our report dated January 25, 1999 with respect to the financial statements and schedule of ConnectInc.com, Co. (formerly "Connect, Inc.") included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP

San Jose, California
October 26, 1999

                                      1.